UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2008

Popular, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Popular Center Building 209 Muñoz Rivera Ave., Hato Rey San Juan, Puerto Rico	00918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 787-765-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

Upon issuance of the Series B Preferred Stock (as defined in Item 5.03 below) on May 28, 2008, the ability of Popular, Inc. (the “Corporation”) to declare or pay dividends on shares of its common stock will be subject to certain restrictions in the event that the Corporation fails to pay dividends on its Series B Preferred Stock. These restrictions are set forth in the Certificate of Designation establishing the terms of the Series B Preferred Stock, a copy of which is listed as Exhibit 4.1 to this Report on Form 8-K and is incorporated herein by reference. The holders of the Series B Preferred Stock also have preferential liquidation rights over the holders of the Corporation’s common stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2008, the Corporation filed a Certificate of Designation to its Composite Articles of Incorporation with the Commonwealth of Puerto Rico setting forth the terms of its 8.25% Non-cumulative Monthly Income Preferred Stock, Series B (the “Series B Preferred Stock”). A copy of the Certificate of Designation relating to the Series B Preferred Stock is listed as Exhibit 4.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On May 28, 2008, the Corporation, announced the closing of the public offering of its Series B Preferred Stock pursuant to an Underwriting Agreement, dated May 22, 2008, between the Corporation and UBS Financial Services Incorporated of Puerto Rico and Popular Securities, Inc., as representatives of the several Underwriters. The Corporation issued 16,000,000 shares of Series B Preferred Stock at a purchase price of $25.00 per share.

Terms of the Series B Preferred Stock are described in the section entitled “Terms of the Series B preferred stock” of the prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2008 (Registration No. 333-135093) pursuant to Rule 424(b)(2) under the Securities Act of 1933, which is incorporated herein by reference.

On May 28, 2008, in connection with the closing of the Series B Preferred Stock offering, the Corporation entered into a Replacement Capital Covenant (the “RCC”), whereby the Corporation agreed for the benefit of certain of its debtholders named therein that it would not cause the redemption of, or repurchase the Series B Preferred Stock on or before May 28, 2018, unless such redemptions or repurchases are made from the proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the RCC. A copy of the RCC is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement for the Series B Preferred Stock offering, dated May 22, 2008, between the Corporation and UBS Financial Services Incorporated of Puerto Rico and Popular Securities, Inc., as the representatives of the several Underwriters.*

4.1	Certificate of Designation of the Series B Preferred Stock (filed as Exhibit 2.3 to the Corporation’s Current Report on Form 8-A filed with the Commission on May 28, 2008 (related to Registration No. 333-135093) and incorporated herein by reference).

4.2	Form of certificate representing the Series B Preferred Stock (filed as Exhibit 2.4 to the Corporation’s Current Report on Form 8-A filed with the Commission on May 28, 2008 (related to Registration No. 333-135093) and incorporated herein by reference).

99.1	Replacement Capital Covenant of the Corporation entered into in connection with the Series B Preferred Stock offering, dated May 28, 2008.*

99.2	Press release dated May 28, 2008.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

May 28, 2008	By:	/s/ Ileana Gonzalez
		Name:	Ileana Gonzalez
		Title:	Senior Vice President and Comptroller

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement for the Series B Preferred Stock offering, dated May 22, 2008, between the Corporation and UBS Financial Services Incorporated of Puerto Rico and Popular Securities, Inc., as the representatives of the several Underwriters.

99.1	Replacement Capital Covenant of the Corporation entered into in connection with the Series B Preferred Stock offering, dated May 28, 2008.

99.2	Press release dated May 28, 2008